EXHIBIT 23.1

                 CONSENT OF CACCIAMATTA ACCOUNTANCY CORPORATION

      We hereby consent to the incorporation by reference in this Current Report on Form 8-K/A to be filed on or about March 24, 2005 in connection with the Registrant's acquisition of Ardent Pharmaceuticals, Inc. ("Ardent"), of our report dated March 9, 2005 relating to our audit of the financial statements of Ardent as of December 31, 2004.


                                    /s/ CACCIAMATTA ACCOUNTANCY CORPORATION

Irvine, California
March 24, 2005